Exhibit 99.2

                              AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of April 16, 2003 by and among: DigitalThink, Inc., a Delaware corporation ("Parent"); Buffalo Bill Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of Parent ("Merger Sub"); Horn Interactive, Inc., an Ohio corporation (the "Company"); Richard J. Horn, an individual ("Horn"); and Edward F. Kelley, an individual ("Kelley" and, together with Horn, the "Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Ohio General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company and by the holders of 100% of the outstanding capital stock of each of the Company and Merger Sub.

D. The authorized capital stock of the Company consists of 850 Common Shares, with no par value ("Company Common Stock"), of which Horn owns, beneficially and of record, a total of 108 shares of Company Common Stock, and Kelley owns, beneficially and of record, a total of 12 shares of Company Common Stock, collectively constituting all of the outstanding shares of capital stock of the Company.

                                    Agreement

The parties to this Agreement agree as follows:

SECTION 1.        Description of Transaction.

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Ohio General Corporation Law.

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward llp, One Maritime Plaza, 20th Floor, San Francisco, California 94111 immediately upon execution of this Agreement (the "Closing Date"). Contemporaneously with the Closing, a properly executed certificate of merger conforming to the requirements of the Ohio General Corporation Law shall be filed with the Ohio Secretary of State. The Merger shall become effective at the time such certificate of merger is so filed (the "Effective Time").

1.4 Articles of Incorporation and Regulations; Directors and Officers. At the Effective Time:

(a) the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation;

(b) the Regulations of the Company shall be the Regulations of the Surviving Corporation; and

(c) the directors and officers of Merger Sub immediately  prior to the Effective
Time  shall  be  the  directors  and  officers  of  the  Surviving   Corporation
immediately after the Effective Time.

1.5 Conversion of Shares.

(a) Subject to Section 1.7, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of the common stock, par value $0.001 per share, of Parent ("Parent Common Stock") equal to the quotient obtained by dividing the Merger Consideration (as defined in Section 1.5(b)(i)) by the Fully Diluted Company Share Amount (as defined in Section 1.5(b)(ii)) (i.e., 16,666 and 2/3 shares of Parent Common Stock for each share of Company Common Stock, based on 120 shares of Company Common Stock outstanding immediately prior to the Closing); and (ii) each common share, with no par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one common share of the Surviving Corporation.

(b) For purposes of this Agreement:

(i) The "Merger Consideration" shall be 2,000,000 shares of Parent Common Stock; and

(ii) The "Fully Diluted Company Share Amount" shall be the sum of the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

1.6 Closing of the Company's Transfer. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7 Exchange of Certificates.

(a) At the Effective Time, or as soon as practicable (not longer than one week) following the delivery by the holder of Company Stock Certificate(s) to Parent of (i) a Form W-9, (ii) instructions for use in effecting the surrender of Company Stock Certificate(s) in exchange for certificates representing Parent Common Stock and (iii) Company Stock Certificate(s) held by such holder, the holder of such Company Stock Certificate(s) shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate(s) so surrendered shall be canceled. Such certificates representing Parent Common Stock shall be free from restrictive legends, other than a customary "unregistered stock" legend and a legend reflecting the provisions of Section 1.10(e). Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide a customary lost stock certificate affidavit and to indemnify Parent against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

(c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $2.49.

(d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To Parent's knowledge, no such deduction or withholding will be required provided Forms W-9 are delivered as provided in Section 1.7.

(e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.8 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.9 Further Action. If, at any time after the Effective Time, any further action is reasonably necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, or either of the Shareholders with full right, title and possession of the Merger Consideration (except as limited by the terms and conditions of this Agreement), the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take any such reasonable action.

1.10 Registration Rights; Restrictions on Transfer.

(a) Registration Procedures and Expenses. Parent shall:

(i) As soon as reasonably practicable, but in all events not later than May 10, 2003, file a registration statement with the SEC to register the Merger Consideration under the Securities Act on Form S-3 (providing for shelf registration of such Merger Consideration under SEC Rule 415) or on such other form that is appropriate to register the Merger Consideration for resale from time to time by the Shareholders;

(ii) Use its best efforts, subject to receipt of necessary information from the Shareholders, to cause such registration statement filed pursuant to Section 1.10(a)(i) to become effective as promptly thereafter as is practicable;

(iii) Use its reasonable best efforts to maintain its eligibility to use SEC Form S-3;

(iv) Promptly prepare and file with the SEC such pre- and post-effective amendments and supplements to such registration statement and to the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective until termination of such obligation as provided in Section 1.10(c) below, subject to Parent's right to suspend pursuant to Section 1.10(b);

(v) Furnish to each Shareholder (and to each underwriter, if any, of the Merger Consideration) such number of copies of prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Merger Consideration by the Shareholders;

(vi) File such documents as may be required of Parent for normal securities law clearance for the resale of the Merger Consideration in such states of the United States as may be reasonably requested by the Shareholders; provided, however, that Parent shall not be required in connection with this paragraph
(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(vii) Advise each Shareholder promptly:

(1) Of the effectiveness of the registration statement or any post-effective amendments thereto;

(2) Once the registration statement is declared effective, of any request by the SEC for amendments or supplements to the registration statement or prospectus or for additional information relating thereto;

(3) Of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Merger Consideration for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(4) Of the Parent becoming aware of the occurrence of any event or circumstance referred to in Section 1.10(a)(xi) (it being understood that Parent need only disclose that an event or circumstance has occurred, and not any information regarding the event or circumstance itself).

(viii) Use its best efforts to cause all Merger Consideration to be listed on each securities exchange, if any, on which the Parent Common Stock is then listed;

(ix) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Merger Consideration for sale in any United States jurisdiction, at the earliest practicable moment;

(x) If requested by a Shareholder, (a) promptly incorporate in a prospectus supplement or post-effective amendment such information as such Shareholder reasonably requests should be included therein regarding such holder or the plan of distribution of the Merger Consideration and (b) make all required filings of the prospectus supplement or such post-effective amendment as soon as practicable after Parent has received notification of such matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi) Upon the occurrence of any event or circumstance that makes the registration statement or related prospectus untrue in any material respect (including an omission of material fact required to be stated therein or necessary to make the statements therein not misleading) or that requires the making of any changes in the registration statement or prospectus so that it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, as promptly as practicable, prepare, file with the SEC (if necessary) and deliver to the Shareholders any required supplement or amendment, including a post-effective amendment, to the registration statement or a supplement to the related prospectus, and file any other required documents so that, as thereafter filed (if necessary) and delivered, the prospectus contained in the registration statement will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xii) Bear all expenses in connection with the procedures in this Section 1.10(a) and the registration of the Merger Consideration on such registration statement and the blue sky laws of such states, and the listing of the Merger Consideration on one or more exchanges as required by this Agreement, except that Parent shall not be required to pay brokers' or underwriters' fees, discounts or commissions relating to resale of the Merger Consideration or fees of separate legal counsel of any Shareholder.

(b) Suspension Rights. The Shareholders acknowledge that there may be times when Parent must suspend the use of the prospectus forming a part of the registration statement until such time as a post-effective amendment to the registration statement has been filed by Parent and declared effective by the SEC, or until such time as Parent has filed an appropriate report with the SEC pursuant to the Exchange Act. The Shareholders covenant not to make any sale of Merger Consideration pursuant to said prospectus during the period commencing at the time at which Parent gives the Shareholders written notice of the suspension of the use of said prospectus and ending at the time Parent gives the Shareholders written notice that the Shareholders may thereafter effect sales pursuant to said prospectus; provided that such suspension periods shall in no event exceed 45 days in any 12-month period and shall be based upon a determination by Parent's board of directors that, in the good faith judgment of Parent's board of directors, Parent would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving Parent, or any negotiations, discussions or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon Parent or its stockholders.

(c) Termination of Obligations.  Parent's  obligations  pursuant to this Section
1.10 shall cease and terminate upon the earlier to occur of (i) such time as all of the Merger Consideration has been resold, (ii) such time as all of the Merger Consideration may be resold in a 91-day period pursuant to Rule 144 under the Securities Act, and (iii) the second anniversary of the Effective Time, provided that clause (iii) shall apply only if, from the date of this Agreement through such second anniversary, Parent shall have been in full compliance with paragraphs (a)(i)-(v), (a)(ix)-(xi), (d)(i)(1) and (d)(i)(2). Parent shall use its reasonable best efforts to cause the registration statement to remain effective until the termination date provided in this Section 1.10(c). Notwithstanding the foregoing, (A) in the event Parent exercises its right to suspend as described in Section 1.10(b), Parent's obligations pursuant to this
Section 1.10 shall be extended beyond the date they would otherwise expire by a number of days equal to the aggregate number of days such suspensions continued, and (B) the rights and obligations of the parties pursuant to Section 1.10(h) shall survive such termination.

(d) Reporting Requirements.

(i) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Merger Consideration to the public without registration or pursuant to a registration statement on Form S-3, Parent will:

(1) Use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(2) Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act;

(3) So long as any Shareholder owns Merger Consideration, furnish to each such Shareholder promptly upon request (A) a written statement by Parent as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and/or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3 or such other "short" form that is appropriate to register the Merger Consideration for resale from time to time by the Shareholders, and (B) a copy of the most recent annual or quarterly report of Parent filed pursuant to the requirements of the Exchange Act; and

(4) Promptly provide or cause its counsel to provide a Rule 144 opinion or letter of instruction with respect to any resale by a Shareholder of Merger Consideration if Rule 144 is available for such resale.

(e) Restrictions on Transfer. The Shareholders will not, prior to the date that is 18 months after the Closing Date (without the prior written consent of Parent), directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase, dispose of or reduce their risk relating to any of the following securities (the "Lock-Up Shares"): (a) any shares of Parent Common Stock issued to or on behalf of the Shareholders in connection with the Merger (including any shares of Parent Common Stock deposited in escrow in connection with the Merger), or (b) any securities issued in respect of or in exchange for the shares referred to in clause (a) of this sentence; provided, however, that (I) on May 1, 2003, 50,000 shares of Parent Common Stock held by Kelley and 150,000 shares of Parent Common Stock held by Horn (each as adjusted for stock splits, stock dividends, combinations and the like affecting the Parent Common Stock after the date of this Agreement) shall automatically and permanently, without any further act or deed, be released from the restrictions set forth in this paragraph (e), (II) on each of July 1, 2003 and August 1, 2003, 75,000 shares of Parent Common Stock held by Kelley and 125,000 shares of Parent Common Stock held by Horn (each as adjusted for stock splits, stock dividends, combinations and the like affecting the Parent Common Stock after the date of this Agreement) shall automatically and permanently, without any further act or deed, be released from the restrictions set forth in this paragraph (e), and (III) on the first day of each month beginning with September 2003 and ending with October 2004, 100,000 shares of Parent Common Stock (as adjusted for stock splits, stock dividends, combinations and the like affecting the Parent Common Stock after the date of this Agreement) held by Horn shall automatically and permanently, without any further act or deed, be released from the restrictions set forth in this paragraph (e); and provided, further, that Horn shall be authorized to transfer up to 350,000 shares of Parent Common Stock (as adjusted for stock splits, stock dividends, combinations and the like affecting the Parent Common Stock after the date of this Agreement) in a private transaction to or for the benefit of members of his immediate family, directly or indirectly, provided that any such transferee agrees in writing to be bound by the provisions of this Section 1.10 as if such transferee were a party hereto. In the event of any such transfer, such transferee shall also be entitled to the benefits of this Section 1.10 as if such transferee were a party hereto. For the avoidance of doubt, to the extent that any shares held by a Shareholder that are released from the foregoing transfer restrictions are not sold by the time additional shares held by such Shareholder are released from such restrictions, the number of shares that may be publicly resold shall include such unsold shares and the newly-unrestricted shares. Notwithstanding anything to the contrary set forth herein, (i) in the case of Horn, the foregoing restrictions shall earlier lapse to the extent provided in the Employment Agreement (as defined in Section 5.2(a)) and (ii) the foregoing restrictions on transfer shall lapse in their entirety upon the occurrence of a Change in Control. A "Change in Control" means any of the following: (i) any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing 50% or more of the total voting power represented by Parent's then-outstanding voting securities;
(ii) the consummation of a merger or consolidation of Parent with any other corporation, other than a merger or consolidation that would result in the voting securities of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of Parent or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale, lease or other disposition by Parent of all or substantially all of Parent's assets. The foregoing restrictions shall be in addition to any written employment policy of Parent generally applicable to employees and/or executive employees of Parent relating to the trading of its securities.

(f) Definition of Merger Consideration. For purposes of this Section 1.10, the term Merger Consideration shall include any shares of Parent Common Stock or other securities issued in respect of or in exchange for Merger Consideration whether as a result of the acquisition of Parent, stock dividends or other equity distributions, stock splits or recapitalizations, mergers, consolidations or similar events or transactions.

(g) Stock Certificates and Legal Opinions.

(i) Each Shareholder shall have the right at any time to exchange certificates representing the Merger Consideration for certificates of smaller or larger denominations. Parent shall use its reasonable best efforts, and shall instruct its transfer agent, to promptly recut such certificates in such denominations and, as permitted under this Section 1.10, registered in such names as instructed from time to time by such Shareholder.

(ii) Promptly following the effectiveness of the registration statement filed by Parent pursuant to this Section 1.10, Parent shall provide the notice required by Section 1.10(a)(vii)(1) and shall, upon notice of any permitted public resale of the Merger Consideration, use its reasonable best efforts, and shall instruct its transfer agent, to promptly recut the certificates representing the Merger Consideration to remove any restrictive legends.

(iii) Promptly following any request of any Shareholder to sell Merger Consideration without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act and permitted by the terms of this Agreement, Parent shall use its reasonable best efforts, and shall instruct its transfer agent, to promptly recut the certificates representing the Merger Consideration that may be sold under Rule 144 to remove any restrictive legends regarding such restrictions on transfer, if any. In such event, Parent shall, or shall direct its outside legal counsel to, promptly prepare and deliver to Parent's transfer agent customary transfer and, if applicable, legend removal legal opinions.

(iv) Parent shall bear all expenses in connection with this Section 1.10(g), except that Parent shall not be required to pay brokers' or underwriters' fees, discounts or commissions relating to resale of the Merger Consideration or fees of a separate legal counsel of any Shareholder.

(h) Indemnification.

(i) To the maximum extent permitted by law, Parent will indemnify and hold harmless each Shareholder, his heirs and permitted assigns, any underwriter (as defined by the Securities Act) for a Shareholder (if selected or approved by Parent), and each Person, if any, who controls any Shareholder or such underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages to which any of them becomes subject under the Securities Act, the Exchange Act or applicable state securities laws insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the registration statement filed pursuant to Section 1.10, including any final prospectus contained therein, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The indemnity agreement contained in this
Section 1.10(h)(i) shall not apply to any amounts paid in settlement of any such Damages if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld) nor shall Parent be liable to a Shareholder for any Damages to the extent that they arise out of or are based upon an untrue or alleged untrue statement or omission or alleged omission made in connection with such registration statement, final prospectus or amendments or supplements thereto if such untrue or alleged untrue statement or omission or alleged omission is in conformity with information furnished by a Shareholder expressly for use in connection with such registration.

(ii) To the maximum extent permitted by law, each Shareholder will indemnify and hold harmless Parent, each of its directors and officers and each Person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, against any Damages to which any of them becomes subject under the Securities Act, the Exchange Act or applicable state securities laws insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the registration statement filed pursuant to Section 1.10, including any final prospectus contained therein, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by that Shareholder expressly for use in connection with such registration. The indemnity agreement contained in this
Section 1.10(h)(ii) shall not apply to any amounts paid in settlement of any such Damages if such settlement is effected without the consent of the affected Shareholder (which consent shall not be unreasonably withheld).

(iii) In no event shall the liability of a Shareholder under Section 1.10(h) be greater than the dollar amount of the gross proceeds received by that Shareholder upon the sale of the Merger Consideration and the fair market value of any Merger Consideration not yet sold by that Shareholder.

(iv) Promptly after receipt by an indemnified party under this Section 1.10(h) of notice of the commencement of any action (including any governmental action) or actual knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10(h), notify the indemnifying party in writing of the commencement thereof or knowledge thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel chosen by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10(h), but the omission to so notify the indemnifying party will not relieve him or it of any liability that he may have to any indemnified party otherwise than under this Section 1.10.

(i) Transfer of Rights.  The rights and obligations of a Shareholder  under this
Section 1.10 may be assigned to any transferee of the Shareholder permitted hereunder, and any such transferee shall be deemed a Shareholder for purposes of this Agreement; provided, however, that the transferor Shareholder provides written notice of such assignment to Parent and such transferee agrees in writing to be bound by the provisions of this Section 1.10.

1.11 Escrow. At the Closing, Parent shall withhold from the Merger Consideration payable to Horn, and deliver to U.S. Bank, N.A. as Escrow Agent (in its capacity as the Escrow Agent, the "Escrow Agent"), pursuant to the terms of the Escrow Agreement (as defined in Section 5.2(c)) among Parent, Horn and the Escrow Agent, 200,000 shares of Parent Common Stock (such amount, together with dividends or other distributions or earnings thereon, being referred to herein as the "Escrow Amount"), which Escrow Amount shall be held and disbursed in accordance with the terms of the Escrow Agreement and Section 7 of this Agreement. The Escrow Amount shall be available to compensate the Indemnitees for any Damages as to which the Indemnitees may seek indemnification pursuant to
Section 7 of this Agreement.

1.12 Options. Promptly after the Closing, the Company will issue to employees of the Company who are hired by Parent options to purchase, in the aggregate, a total of 500,000 shares of Parent Common Stock (as adjusted for stock splits, dividends and combinations affecting the Parent Common Stock between the date hereof and the date such options are granted). Such options shall be allocated as mutually agreed by Horn and the Chief Executive Officer of Parent. Such options shall be granted from Parent's existing employee stock option plans and the shares of Parent Common Stock issuable upon exercise thereof shall be registered, as of the date of grant, under the Securities Act on Form S-8 and shall be listed on each securities exchange, if any, on which Parent Common Stock is then listed.

1.13 Severance Pay. Parent shall, or shall cause the Surviving Corporation to, pay severance to each employee of the Company as of the Effective Time whose employment is terminated without cause within 90 days after the date of this Agreement, in an amount (not to exceed one month's salary) mutually agreed by Horn and the Chief Executive Officer of Parent, subject in each case to execution of a release acceptable to Parent.

SECTION 2. Representations and Warranties of the Company and Horn.

The Company and Horn jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

2.1 Due Organization; No Subsidiaries; Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

(b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Horn Interactive, Inc.," "Marimba Group, Inc." and derivations thereof.

(c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

(d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers, all as of immediately prior to the Closing.

(e) The Company does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

2.2 Articles of Incorporation and Regulations; Records. The Company has delivered to Parent accurate and complete copies of: (1) the Company's Articles of Incorporation and Regulations, including all amendments thereto; (2) the share records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Articles of Incorporation or Regulations, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, share records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of 850 shares of Company Common Stock, of which 120 shares have been issued and are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the Shareholders, 108 shares by Horn and 12 shares by Kelley. There is no repurchase option that is held by the Company and to which any of such shares is subject.

(b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company and Horn, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

(c) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

(d) The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

2.4 Financial Statements.

(a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

(i) The  unaudited  balance  sheets of the Company as of  December  31, 2002 and
2001,   and  the  related   unaudited   income   statements  and  statements  of
shareholders' equity for the years then ended; and

(ii) the unaudited balance sheet of the Company as of March 31, 2003 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the three months then ended.

(b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations for the periods covered thereby. The Company Financial Statements have been prepared in accordance with the methods historically used by the Company on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) contain certain adjustments that are described in Part 2.4(b) of the Disclosure Schedule).

2.5 Absence of Changes. On and after March 1, 2003:

(a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or, to the best of the knowledge of the Company and Horn, prospects, and, to the best of the knowledge of the Company and Horn, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

(c) other than the stock dividend described in paragraph (d) below and a cash distribution to Horn equal to $200,000, the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) except for the issuance of 8 shares of Company Common Stock to Horn as a dividend in kind and 12 shares of Company Common Stock to Kelley, the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, any restricted stock purchase agreement;

(f) there has been no amendment to the Company's Articles of Incorporation or Regulations, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

(h) the Company has not made any capital expenditure that individually exceeds $10,000 or that, when added to all other capital expenditures made on behalf of the Company on or after March 31, 2003, exceeds $25,000;

(i) except as set forth on Part 2.5(i) of the Disclosure Schedule, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

(j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

(k) except as set forth in Part 2.4(b) of the Disclosure Schedule, the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

(m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

(n) the Company has not  (i) established  or adopted any Company  Employee Plan,
(ii) except as set forth in Part 2.5(n) of the Disclosure Schedule, paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
(iii) hired any new employee;

(o) except as set forth in Part 2.4(b) of the Disclosure Schedule, the Company has not changed any of its methods of accounting or accounting practices in any respect;

(p) the Company has not made any Tax election;

(q) the Company has not commenced or settled any Legal Proceeding;

(r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

(s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

2.6 Title to Assets.

(a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(a), 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

(b) Part 2.6 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company that are material to the business of the Company.

2.7 Bank Accounts; Receivables.

(a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution, provided however that such schedule need not set forth the current balance of any such accounts.

(b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the date of the Unaudited Interim Balance Sheet. All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected)
(i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of a reserve equal to 10% of such accounts receivable as of March 31, 2003).

2.8 Equipment; Leasehold.

(a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

(b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property leases identified in
Part 2.10 of the Disclosure Schedule.

2.9 Intellectual Property.

(a) Part 2.9(a) of the Disclosure Schedule accurately identifies and describes:

(i) in Part 2.9(a)(i) of the Disclosure Schedule, each proprietary product or service developed, manufactured, marketed, or sold by the Company at any time since inception and any product or service currently under development by the Company;

(ii) in Part 2.9(a)(ii) of the Disclosure Schedule: (A) each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (D) each product or service identified in
Part 2.9(a)(i) of the Disclosure Schedule that embodies, utilizes or is based upon or derived from (or, with respect to products and services under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP;

(iii) in Part 2.9(a)(iii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to the Company (other than any non-customized software that: (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing or distribution of, the products or services of the Company and (3) is generally available on standard terms); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Company; and (C) whether the license or licenses so granted to the Company are exclusive or nonexclusive; and

(iv) in Part 2.9(a)(iv) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP.

(b) The Company has provided to Parent a complete and accurate copy of each Company IP Contract used by the Company at any time, including each standard form of: (i) end user license agreement; (ii) development agreement;
(iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or
(vi) confidentiality or nondisclosure agreement. Part 2.9(b) of the Disclosure Schedule accurately identifies each Company IP Contract. Except for the
nonexclusive   licenses   and  rights   granted  in  Contracts   identified   in
Part 2.9(a)(iv) of the Disclosure Schedule, the Company is not bound by, and to the best of the knowledge of the Company and Horn no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company IP anywhere in the world.

(c) The Company exclusively owns all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Company, as identified in Part 2.9(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing, to the best of the knowledge of the Company and Horn:

(i) all documents and instruments necessary to perfect the rights of the Company in the Company IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

(ii) each Person who is or was an employee or independent contractor of the Company and who is or was involved in the creation or development of any Company IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Company and confidentiality provisions protecting the Company IP;

(iii) no Company Employee has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;

(iv) no employee or independent contractor of the Company is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality;

(v) the Company has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by the Company, or purported to be held by the Company, as a trade secret;

(vi) the Company has never assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person, except pursuant to the agreements set forth in
Part 2.9(a)(iv) of the Disclosure Schedule; and

(vii) the Company owns or otherwise has, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Company as currently conducted and currently planned by the Company to be conducted.

(d) To the best of the knowledge of the Company and Horn, all Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing, to the best of the knowledge of the Company and Horn:

(i) no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

(ii) none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest has been impaired;

(iii) each item of Company IP that is Registered IP is and at all times has been in compliance with all Legal Requirements necessary to maintain each registration in respect thereof (and registration applications in respect thereof) in full force and effect, and all filings, payments and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline;

(iv) no application for a patent or for a copyright or trademark registration or any other type of Registered IP filed by or on behalf of the Company has been abandoned, allowed to lapse or rejected;

(v) Part 2.9(d)(v) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is 120 days after the date of this Agreement in order to maintain each such item of Company IP in full force and effect;

(vi) no interference, opposition, reissue, reexamination or other Proceeding of any nature is or has been pending or, to the best of the knowledge of the Company and Horn, threatened, in which the scope, validity or enforceability of any Company IP is being, has been or could reasonably be expected to be contested or challenged; and

(vii) there is no reasonable basis for a claim that any Company IP is invalid or unenforceable.

(e) Neither the execution, delivery or performance of any of the Transactional Agreements nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP;
(ii) a   breach  of  any   Contract   listed  or   required   to  be  listed  in
Part 2.9(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP.

(f) To the best of the knowledge of the Company and Horn, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. There is no letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company or any Representative of the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP.

(g) To the best of the knowledge of the Company and Horn, the Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing, to the best of the knowledge of the Company and Horn:

(i) no product, information or service ever manufactured, produced, distributed, published, used, provided or sold by or on behalf of the Company, and no Intellectual Property ever owned, used or developed by the Company, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

(ii) no infringement, misappropriation or similar claim or Proceeding is pending or has been threatened against the Company or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Proceeding;

(iii) the Company has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person;

(iv) the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Company IP Contracts described in Section 2.9(b));

(v) the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and

(vi) no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Company is pending or has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Company; or (B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by the Company.

(h) To the best of the  knowledge  of the Company and Horn,  none of the Company
Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or
(ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Company Software. The Company has provided to Parent a complete and accurate list of all known bugs, defects and errors in each version and component of the Company Software.

(i) To the best of the knowledge of the Company and Horn, none of the Company Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent.

(j) No source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. The Company does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. To the best of the knowledge of the Company and Horn, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this Agreement, an employee of the Company.

2.10 Contracts.

(a) Part 2.10 of the Disclosure Schedule identifies:

(i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

(ii)  each  Company  Contract  relating  to  the  acquisition,   transfer,  use,
development, sharing or license of any technology or any Intellectual Property or Intellectual Property Right;

(iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

(iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

(vi) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

(vii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(viii) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

(ix) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

(x) any other Company Contract that has a term of more than 30 days and that may not be terminated by the Company (without penalty) within 30 days after the delivery of a termination notice by the Company; and

(xi) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xi)" above are referred to in this Agreement as "Material Contracts.")

(b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part2.10 of the Disclosure Schedule, including all amendments thereto, that have been requested by Parent. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in
Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) (i) The Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company and Horn, no other Person has violated or breached, or committed any default under, any Company Contract.

(ii) To the best of the knowledge of the Company and Horn, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

(iii) The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract.

(iv) The Company has not waived any of its material rights under any Material Contract.

(d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

(e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

(f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 2002.

(g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

2.11 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company on or after March 1, 2003 in the ordinary course of business and consistent with the Company's past practices; and (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts, (d) to the extent not previously paid, expenses of the transaction described in this Agreement not to exceed $100,000 in the aggregate (including previously paid expenses) and (e) liabilities otherwise disclosed in this Agreement or the Disclosure Schedule.

2.12 Compliance with Legal Requirements. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.13 Governmental Authorizations. The Company has all Governmental Authorizations necessary to conduct its business, except for such Governmental Authorizations the absence of which has not had and will not have a Material Adverse Effect. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted, except for such Governmental Authorizations the absence of which has not had and will not have a Material Adverse Effect. The Company is, and at all times has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

2.14 Tax Matters.

(a) The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362, and within the meaning of comparable provisions of state income tax laws of each state in which the Company is subject to income tax, at all times during its existence, and the Company will be an S corporation, for both federal and state purposes, up to and including the day before the Closing Date.

(b) The Company has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. Except as set forth in
Part 2.14(b) of the Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d) Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes against the Company for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company. The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company. Horn has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since January 1, 2001.

(e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the United States Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of the Company (A) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Interim Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Unaudited Interim Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in generally accepted accounting principles, outside the ordinary course of business consistent with past custom and practice.

(h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(j) The Company has no potential liability for any Tax under Code Section 1374. The Company has not, in the past 10 years, (A) acquired assets from another corporation in a transaction in which the Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation that is a qualified subchapter S subsidiary of the Company.

2.15 Employee and Labor Matters; Benefit Plans.

(a) Part 2.15(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

(i) the name of such employee and the date as of which such employee was originally hired by the Company;

(ii) the aggregate dollar amount of the wages, salary, commissions, director's fees, bonuses and profit-sharing payments received by such employee from the Company with respect to services performed in 2002 and the first two months of 2003; and

(iii) such employee's annualized compensation as of the date of this Agreement.

(b) Part 2.15(b) of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Part 2.15(b) of the Disclosure Schedule accurately describes such benefits.

(c) The employment of each of the Company's employees is terminable by the Company at will. The Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

(d) To the best of the knowledge of the Company and Horn:

(i) no employee of the Company intends to terminate his employment with the Company; and

(ii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company; or (B) the Company's business or operations.

(e) Part 2.15(e) of the Disclosure Schedule accurately sets forth, with respect to each existing independent contractor of the Company:

(i) the name of such independent contractor;

(ii)  a  description  of  such  independent   contractor's  current  duties  and
responsibilities;

(iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Company with respect to services performed in 2002 and the first two months of 2003; and

(iv) the terms of compensation of such independent contractor.

(f) The Company is not a party to or bound by, and the Company has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

(g) The Company is not engaged, and the Company has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the best of the knowledge of the Company and Horn, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

(h) None of the current or former independent contractors of the Company should be or should have been classified as an employee of the Company. No independent contractor of the Company is eligible to participate in any Company Employee Plan.

(i) Part 2.15(i) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

(j) The Company is maintaining as part of its books and records and has made available to Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement that is currently in effect, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan that is currently in effect; (iii) if any Company Employee Plan that is currently in effect is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of such Company Employee Plan's assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan that is currently in effect;
(v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, that are currently in effect; (vi) all written materials provided to any Company Employee relating to any Company Employee Plan that is currently in effect and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any material liability to the Company or any Company Affiliate; (vii) all correspondence to or from any Governmental Body relating to any Company Employee Plan that relates to any matter that has resulted or could reasonably be expected to result in any material liability to the Company or any Company Affiliate; (viii) all COBRA forms and related notices that are currently in effect with respect to any Company Employee Plan subject to the continuing coverage requirements of COBRA; (ix) all insurance policies in the possession of the Company or any Company Affiliate that pertain to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan and that are currently in effect; (x) all discrimination tests required under the Code for each Company Employee Plan that is currently in effect, and intended to be qualified under Section 401(a) of the Code, for the three most recent plan years; and (xi) the most recent IRS determination or opinion letter, if any, issued with respect to each Company Employee Plan that is currently in effect and intended to be qualified under Section 401(a) of the Code.

(k) The Company and each of the Company Affiliates have performed all obligations required to be performed by them under each Company Employee Plan and are not in default or violation of any Company Employee Plan, except for such failures to perform, defaults and violations that have not had and will not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor Horn has knowledge of any material default or violation by any other party of the terms of any Company Employee Plan. Each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code to the extent such laws have applied to the plan. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Proceedings pending, or, to the best of the knowledge of the Company and Horn, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Company Affiliate (other than liability for ordinary administrative expenses and for benefits provided under the terms of the Company Employee Plan). There are no audits, inquiries or Proceedings pending or, to the best of the knowledge of the Company and Horn, threatened by the IRS, DOL, or any other Governmental Body with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Company Affiliate have made all contributions and other payments required by and due to be made by the date of this Agreement by or under the terms of each Company Employee Plan.

(l)  Neither  the  Company  nor  any  Company  Affiliate  has  ever  maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Company Pension Plan in which stock of the Company or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no transaction contemplated by this Agreement shall cause any such assets or insurance obligations to be less than such benefit obligations.

(m) No Company Employee Plan provides (except at no cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Company or any Company Affiliate, neither the Company nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

(n) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

(o) The Company and each of the Company Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the best of the knowledge of the Company and Horn, threatened or reasonably anticipated claims or Proceedings against the Company or any Company Affiliate under any worker's compensation policy or long-term disability policy.

(p) To the best of the knowledge of the Company and Horn, neither Horn nor any Company Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the business of the Company or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Company or any Company Affiliate as presently conducted nor any activity of Horn or Company Employees in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted will, to the best of the knowledge of the Company and Horn, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which Horn or any of the Company Employees is now bound.

2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and Horn, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and Horn, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has made available to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.18 Related Party Transactions.

(a) No Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company.

(b) No Related Party is, or has at any time been, indebted to the Company.

(c) No Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company.

(d) No Related Party is competing, or has at any time competed, directly or indirectly, with the Company.

(e) No Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company).

(For purposes of this Section 2.18, each of the following shall be deemed to be a "Related Party": (i) each Shareholder; (ii) each individual who is, or who has at any time been, an officer or director of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)"; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

2.19 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and, to the best of the knowledge of the Company and Horn, no Person has threatened to commence any Legal Proceeding:
(i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and Horn, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) No Legal Proceeding has ever been commenced by or has ever been pending against the Company with respect to which the Company has received notice or has been served with process, or of which the Company or Horn has knowledge.

(c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. Neither Shareholder is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and Horn, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. The Merger and this Agreement have been approved by the Shareholders, who own beneficially and of record 100% of the outstanding capital stock of the Company entitled to vote thereon. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.21 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Incorporation or Regulations, or
(ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

(e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

The Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

SECTION 3. Investment Representations.

Each of the Shareholders represents to Parent and Merger Sub that he is an "accredited investor" within the meaning of Regulation D under the Securities Act, and that he is acquiring his portion of the Merger Consideration for his own account for investment, and not with a view toward its distribution within the meaning of the Securities Act.

SECTION 4. Representations and Warranties of Parent and Merger Sub.

Parent and Merger Sub jointly and severally represent and warrant to the Shareholders as follows:

4.1 SEC Filings; Financial Statements.

(a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between April 1, 2002 and the date of this Agreement (the "Parent SEC Documents"). All documents required to be filed as exhibits to the Parent SEC Documents have been so filed. Parent has timely filed all of the Parent SEC Documents and is eligible as of the date of this Agreement to register the resale of the Parent Common Stock to be issued in the Merger on a Form S-3 registration statement and to register the shares of Parent Common Stock issuable with respect to the employee stock options referred to in Section 1.12 hereof on a Form S-8 registration statement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and rules and regulations promulgated thereunder (as the case may be); and
(ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the Parent SEC Documents:
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and
(iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

4.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement and the other agreements listed in Section 5.2 hereof to which each of them is a party; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) and the other agreements listed in Section 5.2 hereof to which each of them is a party have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors and the sole shareholder of Merger Sub. No vote of Parent's stockholders is needed to approve the Merger, this Agreement or the transactions contemplated hereunder. This Agreement and the other agreements listed in Section 5.2 hereof to which each of them is a party constitute the legal, valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Merger Sub is a wholly-owned subsidiary of Parent and, since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Parent is currently eligible to register the Merger Consideration for resale on Form S-3.

4.3 Valid Issuance. The Parent Common Stock to be issued as Merger Consideration, when issued in accordance with the provisions of this Agreement, and to be issued upon the exercise of the employee stock options referred to in
Section 1.12, when issued in accordance with Parent's stock option plans, will be validly issued, fully paid and nonassessable.

4.4 Exemption. Assuming the accuracy of the representations set forth in Section 3, the shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under (a) the Securities Act, by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and (b) applicable state securities laws.

SECTION 5. Company Closing Deliverables.

At the Closing, the Company shall deliver the following to Parent:

5.1 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement, which shall be in full force and effect.

5.2 Agreements and Documents. The following agreements and documents, each of which shall be in full force and effect:

(a) an Employment Agreement in form and substance acceptable to Parent and Horn (the "Employment Agreement"), executed by Horn;

(b) a Noncompetition Agreement in form and substance acceptable to Parent and Horn (the "Noncompetition Agreement"), executed by each Shareholder;

(c) a Release in form and substance acceptable to Parent and Horn, executed by each Shareholder;

(d) an Escrow Agreement in form and substance acceptable to Parent and Horn (the "Escrow Agreement"), executed by Horn;

(e) a legal opinion of Frost Brown Todd LLC, dated as of the Closing Date, in form and substance acceptable to Parent;

(f) written resignations of all directors of the Company, effective as of the Effective Time; and

(g) a statement, in such form as may be reasonably requested by counsel to Parent, conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations. In addition, at the Effective Time, the Company shall deliver to the IRS the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

SECTION 6. Parent Closing Deliverables.

At the Closing, Parent shall deliver the following agreements and documents to the Shareholders (as applicable), which shall be in full force and effect:

6.1 Agreement and Documents.

(a) the Employment Agreement, executed by the Company;

(b) the Escrow Agreement, executed by Parent and the Escrow Agent; and

(c) if practicable, stock certificates representing the Merger Consideration issuable to the Shareholders.

SECTION 7. Indemnification, Etc.

7.1 Survival of Representations, Etc. The representations and warranties made by the parties in this Agreement shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that the representations and warranties made in Section 2.3 shall survive indefinitely and in Sections 2.14 and 3 shall survive the Merger through the applicable statutes of limitation; and provided, further, that if, at any time prior to such expiration, any Indemnified Party (as defined in Section 7.7), acting in good faith, delivers to the Indemnifying Party (as defined in Section 7.7) a written notice alleging the existence of an indemnifiable claim hereunder (and setting forth in reasonable detail the basis for such belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 7.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the expiration until such time as such claim is fully and finally resolved.

7.2 Indemnification by the Shareholders.

(a) From and after the Effective Time (but subject to Sections 7.1 and 7.4), Horn shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2; (ii) any breach of any covenant or obligation of the Company set forth in this Agreement to be performed prior to the Effective Time; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 7). From and after the Effective Time (but subject to Sections 7.1 and 7.4), each Shareholder shall, severally and not jointly, hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of:
(i)  any inaccuracy in or breach of any  representation or warranty set forth in
Section 3; (ii) any breach of any covenant or obligation of the Shareholder set forth in this Agreement or the covenants contained in such Shareholder's Noncompetition Agreement; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" of this sentence (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 7).

(b) The Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

7.3 Indemnification by Parent. From and after the Effective Time (but subject to
Section 7.1), Parent shall hold harmless and indemnify each of the Shareholders and his heirs and permitted assigns (the "Shareholder Indemnitees") from and against, and shall compensate and reimburse each of the Shareholder Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Shareholder Indemnitees or to which any of the Shareholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of: (i) any inaccuracy  in or  breach  of  any  representation  or  warranty  set  forth  in
Section 4; (ii) any breach of any covenant or obligation of Parent or Merger Sub set forth in this Agreement; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Shareholder Indemnitee for the purpose of enforcing any of its rights under this Section 7).

7.4 Threshold; Ceiling.

(a) Horn shall not be required to make any  indemnification  payment pursuant to
Section 7.2(a) for any inaccuracy in or breach of any of the representations and warranties set forth in Section 2 (other than the representations and warranties set forth in Section 2.14) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. If the total amount of such Damages exceeds $100,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $50,000. Parent shall not be required to make any indemnification payment pursuant to Section 7.3 for any inaccuracy in or breach of any of their representations and warranties set forth in Section 4 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Shareholder Indemnitees, or to which any one or more of the Shareholder Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. If the total amount of such Damages exceeds $100,000, then the Shareholder Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $50,000.

(b) The maximum liability of Horn under Section 7.2(a) for breaches of the representations and warranties set forth in Section 2, and the maximum liability of Parent under Section 7.3 for breaches of the representations and warranties set forth in Section 4, shall be equal to $2,490,000 in the aggregate.

7.5 Satisfaction of Indemnification Claim. In the event either of the Shareholders shall have any liability (for indemnification or otherwise) to any Indemnitee under this Section 7, they shall satisfy such liability by delivering to such Indemnitee, at the option of the Shareholder, immediately available funds or the number of shares of Parent Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) $2.49, and as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied. In the event Horn elects to satisfy a liability for indemnification through the delivery of Parent Common Stock, the parties will follow the claims procedure set forth in the Escrow Agreement for so long as there is any Escrow Amount remaining.

7.6 No Contribution. The Shareholders waive, and acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

7.7 Interest. In the event the Shareholders or Parent (here, the "Indemnifying Party") are required to hold harmless, indemnify, compensate or reimburse any Indemnitee or Shareholder Indemnitee (here, the "Indemnified Party") pursuant to this Section 7 with respect to any Damages, the Indemnifying Party shall also be liable to the Indemnified Party for interest on the amount of such Damages (for the period commencing as of the date on which the Indemnifying Party first received notice of a claim for recovery by the Indemnified Party and ending on the date on which the liability to the Indemnified Party is fully satisfied) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

7.8 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which an Indemnifying Party may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnified Party pursuant to this Section 7, the Indemnifying Party shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If the Indemnifying Party so proceeds with the defense of any such claim or Legal Proceeding:

(a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Indemnifying Party;

(b) the Indemnified Party shall make available to the Indemnifying Party any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

(c) the Indemnifying Party shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Indemnified Party; provided, however, that such consent shall not be unreasonably withheld, conditioned or delayed.

The Indemnified Party shall give the Indemnifying Party prompt notice of the commencement of any such Legal Proceeding against the Indemnified Party; provided, however, that any failure on the part of the Indemnified Party to provide such notice shall not limit any of the obligations of the Indemnifying Party under this Section 7 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

7.9 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 8. Miscellaneous Provisions

8.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

8.2 Fees and Expenses. Subject to the provisions of Section 1.10 and Section 7 hereof, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) exceeds $100,000 in the aggregate, such fees, costs and expenses shall be borne and paid by Horn and not by the Company.

8.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent:  DigitalThink, Inc.
                                   601 Brannan Street
                                   San Francisco, CA 94107
                                   Facsimile:  (415) 625-4040
                                   Attn:  Chief Executive Officer

                                   with a copy to:

                                   Cooley Godward LLP
                                   One Maritime Plaza, 20th Floor
                                   San Francisco, CA 94111
                                   Facsimile:  (415) 951-3699
                                   Attn:  Jodie M. Bourdet

                  if to Horn:

                                    Richard J. Horn
                                    2877 Alpine Terrace
                                    Cincinnati, OH  45208

                                    with a copy to:

                                    Frost Brown Todd LLC
                                    2200 PNC Center
                                    201 E. Fifth Street
                                    Cincinnati, OH  45202
                                    Facsimile:  (513) 651-6981
                                    Attn:  Theodore Grosser

                  if to Kelley:

                                    Edward F. Kelley
                                    10125 Glasshouse Court
                                    Ellicott City, MD  21042
                                    Facsimile:  (410) 461-3297

8.5 Confidentiality. The Nondisclosure Agreement, dated as of March 6, 2003, and the exclusivity letter, dated as of April 8, 2003, each between Parent and the Company, shall terminate and be of no further force and effect upon the execution of this Agreement. Any party to this Agreement (and any employee, representative, shareholder or other agent of any party to this Agreement) may disclose to any and all persons, without limitation, the tax treatment and tax structure of these transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and structure.

8.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

8.8 Governing Law and Jurisdiction. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in the courts of the State of California, City and County of San Francisco, or in the United States District Court located in San Francisco, California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court and agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any Legal Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

8.9 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in
Section 1.5);   Parent;   Merger  Sub;   the  other   Indemnitees   (subject  to
Section 7.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 7), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Neither Shareholder may assign his rights or obligations under this Agreement without the express prior written consent of Parent (except in the case of death), and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

8.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative); provided, however, that the right of the Indemnitees to indemnity pursuant to Section 7 hereof shall be the sole remedy of the Indemnitees for inaccuracies in the representations and warranties set forth in Sections 2 and 3 (other than in the case of fraud or intentional misrepresentation). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
(b)an injunction restraining such breach or threatened breach.

8.11 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

8.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

8.14 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

8.15 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

8.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

8.17 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibit" are intended to refer to Sections of this Agreement and the Exhibit to this Agreement.

8.18 Tax Matters.

(a) Preparation and Filing of Income Tax Returns. Horn shall be responsible, at his expense, for the preparation and filing of all Tax Returns of the Company for any Pre-Closing Tax Period other than an Interim Tax Period. Horn shall prepare such Tax Returns in accordance with all Legal Requirements and in a manner consistent with prior years and shall, in respect of such Tax Returns, determine the income, gain, expenses, losses, deductions and credits of the Company in accordance with all Legal Requirements and in a manner consistent with prior practice. Horn shall submit all such Tax Returns to Parent for review. The Company's federal income Tax Return for all Pre-Closing Tax Periods will be, consistent with the Company's past practices, prepared on a cash basis for Tax accounting purposes. Subject to Parent's approval of such Tax Returns (which will not be unreasonably withheld), Horn shall be authorized and is hereby directed to execute and timely file such Tax Returns on behalf of the Company. With respect to any Tax Return to be prepared by Horn hereunder, Parent shall provide to Horn as promptly as is practicable any information reasonably required by Horn to complete such Tax Returns, prepared in accordance with all Legal Requirements and in a manner consistent with past practice for use in preparation of such Tax Return. Notwithstanding the foregoing, Parent shall be responsible for preparing and filing all Tax Returns of the Company and the Surviving Corporation (referred to together in this Section 8.18 as the Company) for Tax periods not ending on or before the Closing Date, even if such Tax Returns cover periods that include Interim Tax Periods.

(b) Refunds and Other Tax Attributes. All refunds or credits for Taxes paid by the Company in respect of any Pre-Closing Tax Period shall be the property of the Shareholders (except for refunds attributable to the carryback of any credits, losses or deductions arising in a Post-Closing Tax Period) and Parent shall forward to or reimburse Horn for such credits as soon as practicable after the receipt thereof. Any losses, credits or other tax items of the Company in respect of any Post-Closing Tax Period (and any refunds of Taxes attributable thereto) shall be the property of Parent.

(c) Cooperation. Horn and Parent shall provide each other with such assistance as may be reasonably requested by the other in connection with the preparation of any Tax Return, any Tax audit or other examination by any Governmental Body, or any Legal Proceeding related to liability for Taxes. Horn and Parent shall retain and provide each other with any records or information that may be relevant to such preparation, audit, examination or Legal Proceeding. Such assistance shall include making employees available on a mutually convenient basis to provide and explain such records and information and shall include providing copies of any relevant Tax returns and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

(d) Notice of Audit. If, in connection with any examination, investigation, audit or other proceeding concerning any Tax Return covering the operations of the Company for any Pre-Closing Tax Period, any Governmental Body issues to any of the parties to this Agreement a notice of deficiency, a proposed adjustment, an assertion of claim or a demand concerning the Tax period covered by such Tax Return, the recipient shall notify all other parties hereto that it has received the same within 20 calendar days of its receipt, and shall provide copies thereto to all such other parties within such 20-day period.

(e) Audits Controlled by Horn. Horn shall have the sole and exclusive right, power and authority to negotiate, resolve, settle or contest any notice of deficiency, proposed adjustment or assertion of claim or demand and to represent and act for and on behalf of the Company in connection with any examination, investigation, audit or other proceeding, including refund claims, concerning any Tax Return of the Company for any Pre-Closing Tax Period other than an Interim Period. Parent shall notify Horn in writing promptly upon learning of any such examination, investigation, audit or other proceeding, and Horn shall keep Parent informed of the progress thereof and consult with Parent in good faith in connection therewith. Notwithstanding the foregoing, if any such examination, investigation, audit or other proceeding could affect Parent's or the Company's Tax Returns or Tax liability for any Interim Period or Post-Closing Period, Parent shall have the ability to control such examination, investigation, audit or other proceeding in accordance with paragraph (f).

(f) Audits Controlled by Parent. Parent shall have the sole and exclusive right, power and authority to negotiate, resolve, settle or contest any such notice of deficiency or proposed adjustment or assertion of claim or demand in connection with any examination, investigation, audit or other proceeding concerning any Tax Return of the Company for any Tax period other than a period over which Horn has exclusive control under the preceding paragraph.

(g) Certain Defined Terms.

"Interim Tax Period" shall mean, with respect to any Tax imposed on the Company on a periodic basis for which the Closing Date is not the last day of a Tax period, the period of time beginning on the first day of the actual Tax period that includes (but does not end on) the Closing Date, and ending on the Closing Date;

"Pre-Closing Tax Period" shall mean (i) any Tax period ending on or prior to the Closing Date and (ii) any Interim Tax Period.

"Post-Closing Tax Period" shall mean any Tax period or portion thereof that is not a Pre-Closing Tax Period.

(h) Limitation on Amendment of Tax Returns. The Company shall not amend, and Parent shall cause the Company to refrain from amending, any Tax Returns if as a result of such an amendment: (i) any representation or warranty made in this Agreement would thereby be rendered untrue or (ii) the liability of Horn for any Tax would increase; provided, however, that nothing in this paragraph (h) will prevent either party from compliance with all applicable Legal Requirements.

(i) Limitation on Certain Changes. The Company shall not, and Parent shall not permit the Company to, make any Tax election, Tax accounting change of method or any other change relating to any Company Tax Return if the effect of such change or election is to cause: (i) any increase in the Tax liability of Horn; or (ii) any representation or warranty made in this Agreement to be rendered untrue; provided, however, that nothing in this paragraph (i) will prevent either party from compliance with all applicable Legal Requirements.

8.19 Indemnification of Officers and Directors. The Company shall preserve the rights of indemnification of the past and present officers and directors of the Company to the full extent such persons may be indemnified by the Company pursuant to the Company's Articles of Incorporation and Regulations for acts and omissions occurring at or prior to the Effective Time except to the extent that any Indemnitee is entitled to indemnification from such persons under this Agreement.

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                     DigitalThink, Inc.,
                     a Delaware corporation

                     By:   /s/ Michael W. Pope
                     Name:  Michael W. Pope
                     Title: CEO


                     Buffalo Bill Acquisition Corp.,
                     an Ohio corporation


                     By:   /s/ Robert J. Krolik
                     Name: Robert J. Krolik
                     Title: CFO

                     Horn Interactive, Inc.,
                     an Ohio corporation


                     By:  /s/ Richard J. Horn
                     Richard J. Horn
                     Chief Executive Officer


                     /s/ Richard J. Horn
                     Richard J. Horn



                     /s/ Edward F. Kelley
                     Edward F. Kelley

                                    Exhibit A

                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

(a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

(b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

(c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as the provisions thereof have been amended in subsequent legislation.

Company Affiliate. "Company Affiliate" shall mean any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is bound or under which the Company has any obligation; or (c) under which the Company has any right or interest.

Company Employee. "Company Employee" shall mean any current or former employee, independent contractor or director of the Company or any Company Affiliate.

Company Employee Agreement. "Company Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee that is terminable "at will" without any obligation on the part of the Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

Company Employee Plan. "Company Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

Company  IP.  "Company  IP" shall  mean all  Intellectual  Property  Rights  and
Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Company IP Contract. "Company IP Contract" shall mean any Contract to which the Company is or was a party or by which the Company is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for the Company.

Company Pension Plan. "Company Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

Company Software. "Company Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Company at any time (other than non-customized third-party software licensed to the Company for internal use on a non-exclusive basis).

Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. "Contract" shall mean any written or oral agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and Horn. Any information listed on, or specifically referenced in, the Disclosure Schedule shall be deemed to be disclosed for all purposes of the representations and warranties made by the Company and Horn in Section 2 of this Agreement, notwithstanding any Section references as part of such disclosure.

DOL. "DOL" means the United States Department of Labor.

Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

FMLA. "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

Foreign Plan. "Foreign Plan" shall mean: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Company Employee Plan maintained or contributed to by the Company or any Company Affiliate that is not subject to United States law; and (iii) any Company Employee Plan that covers or has covered Company Employees whose services are performed primarily outside of the United States.

Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

HIPAA. "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

Indemnitees.   "Indemnitees"  shall  mean  the  following  Persons:  (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Shareholders shall not be deemed to be "Indemnitees."

Intellectual Property. "Intellectual Property" shall mean algorithms, APIs, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (B) trademark and trade name rights and similar rights;
(C) trade secret rights; (D) patent rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

IRS. "IRS" shall mean the United States Internal Revenue Service.

Knowledge. "To the best of the knowledge of the Company and Horn" and words of similar import shall mean (a) the actual knowledge of Horn and each executive-level employee of the Company and (b) the knowledge of Horn and each executive-level employee that would be obtained in the prudent exercise of his or her duties at the Company and hereunder.

Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

PBGC. "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

Person. "Person" shall mean any individual, Entity or Governmental Body.

Registered IP. "Registered IP" shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC. "SEC" shall mean the United States Securities and Exchange Commission.

Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.